UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 30, 2009

IRON MOUNTAIN INCORPORATED
(Exact name of registrant as specified in its charter)

DELAWARE
(State or other jurisdiction of incorporation)

1-13045	23-2588479
(Commission File Number)	(IRS Employer Identification No.)

745 Atlantic Avenue
Boston, Massachusetts 02111
(Address of principal executive offices, including zip code)

(617) 535-4766
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 23, 2009, Iron Mountain Belgium NV, a subsidiary of Iron Mountain Incorporated (the “Company”), entered into a new Employment Agreement with Mark A. Duale (the “Agreement”).

Pursuant to the Agreement, Mr. Duale will receive a base salary of €517,830.  Mr. Duale will be eligible to earn an annual bonus in 2010 of up to 80% of his base salary.  In addition, the Agreement provides for a car allowance, car insurance and fuel allowance, life insurance and reimbursement for preparation of tax returns.

The Agreement provides that the Company will give Mr. Duale a minimum of four months’ notice of termination, increased by a further period of three months at the beginning of each period of five years service with the Company.  The Agreement contains a non-competition clause covering certain countries for up to 24 months following termination, such time period to be determined in the Company’s discretion, and provides for the payment to Mr. Duale of his base salary for 50% of the duration time of the non-competition obligation.  In addition, Mr. Duale agreed not to solicit customers or employees of the Company for a period of 12 months following his termination.

The foregoing summary of the Agreement is qualified in its entirety by reference to the Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d)    Exhibits

Exhibit Number	Exhibit Description

10.1

Employment Agreement by and between Iron Mountain Belgium NV and Marc Duale dated December 23, 2009 (filed herewith).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IRON MOUNTAIN INCORPORATED
(Registrant)

By:	/s/ Ernest W. Cloutier
Name:	Ernest W. Cloutier

Title:

Senior Vice President and General Counsel

Date: December 30, 2009